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Exhibit 10.19

TC PIPELINES GP, INC.
DEFERRED SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS (2013)

Section 1.    PURPOSE

1.1
This Deferred Share Unit Plan for Non-Employee Directors is intended to enhance the ability of TC Pipelines GP, Inc., as general partner of TC Pipelines, LP, to attract and retain high quality individuals to serve as Directors and to promote a greater alignment of interests between non-employee members of the Board and unitholders of the Partnership. The Plan has been amended and restated in its entirety effective as of January 1, 2014.

Section 2.    DEFINITIONS

2.1
For the purposes of this Plan:

(a)
"Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person;

(b)
"Aggregate Purchase Price" has the meaning assigned in Subsection 9.2(a);

(c)
"Agreement" means, with respect to a Participant, the written agreement, as amended from time to time, entered into between the General Partner and such Participant pursuant to Section 5.1 hereof in connection with the grant of DSUs hereunder to such Participant, substantially in the form of agreement set out in Appendix A attached hereto;

(d)
"Annual Board Compensation" means the aggregate annual dollar amount payable to a Director as determined and approved by the Board from time to time to compensate such Director for fulfilling his or her duties as a director including, without limiting the foregoing, the Director's retainer, lead Director's retainer, audit committee chair retainer and attendance fees;

(e)
"Automatic DSU Amount" means the portion, in dollars, of the Annual Board Compensation that shall automatically be satisfied in the form of DSUs, as determined by the Board from time to time (but no later than the Section 409A Deadline (defined below) for U.S. Participants);

(f)
"Automatic DSUs" means DSUs credited to a Participant in respect of his or her Automatic DSU Amount;

(g)
"Award Date" means each date on which DSUs are credited to a Participant's account, which in the case of DSUs granted with respect to a Participant's Automatic DSU Amount or Optional DSU Amount, shall be the final Business Day of each fiscal quarter of the General Partner and which, in the case of DSUs granted pursuant to Section 6.5, shall be the date specified by the Board;

(h)
"Beneficiary" has the meaning assigned under Section 12.1;

(i)
"Board" means the board of directors of the General Partner as it may be constituted from time to time;

(j)
"Broker" has the meaning assigned in Section 9.1;

(k)
"Business Day" means a day on which there is trading on the NYSE (or, if the Common Units are not then listed and posted for trading on the NYSE, such other stock exchange on which the Common Units are then listed and which had the greatest volume of trading of Common Units on that particular day) and, if none, a day that is not a Saturday or Sunday or a legal holiday in the United States of America;

(l)
"Code" means the United States Internal Revenue Code of 1986, as amended from time to time;

(m)
"Common Unit" means a common unit representing a limited partnership interest in the Partnership or any subsequent security to which the Common Units have been converted, exchanged or changed as reasonably determined by the Board;

  (n)
  "Corporate Secretary" means the corporate secretary of the General Partner;

  (o)
  "Director" means a member of the Board;

  (p)
  "Distribution Payment Date" means the date on which cash distributions are paid by the General Partner on the Common Units;

  (q)
  "DSU" or "Deferred Share Unit" means a unit credited to a Participant by means of a bookkeeping entry on the books of the General Partner in accordance with the terms and conditions of the Plan, the value of which on a particular date shall be equal to the Market Value of a Common Unit;

  (r)
  "General Partner" means TC Pipelines GP, Inc.;

  (s)
  "Market Value of a Common Unit" means, with respect to any particular day:

  (i)
  the closing price of a Common Unit on

  (A)
  the NYSE; or

  (B)
  if, at any time, the Common Units are no longer listed on the NYSE, then such stock exchange on which the Common Units are listed and which had the greatest volume of trading of Common Units on that particular day; or

  (ii)
  if the Common Units are not listed on any stock exchange, then the weighted average closing price on the over-the-counter market, on the five trading days prior to that date on which at least one board lot of Common Units was traded; or

  (iii)
  in the absence of an established market for the Common Units, the market value thereof shall be determined in good faith by the Board;

  (t)
  "NYSE" means New York Stock Exchange;

  (u)
  "Optional DSU Amount" means that portion of the Annual Board Compensation other than the Automatic DSU Amount, expressed in dollars, in respect of which a Participant elects to be satisfied in the form of DSUs;

  (v)
  "Optional DSUs" means DSUs credited to a Participant in respect of his or her Optional DSU Amount;

  (w)
  "Participant" means a Director who is eligible to participate in the Plan as set forth in Section 4.1;

  (x)
  "Partnership" means TC Pipelines, LP;

  (y)
  "Plan" means this Deferred Share Unit Plan for Non-Employee Directors, as amended from time to time;

  (z)
  "Plan Year" means the fiscal year of the General Partner. With respect to a U.S. Participant, "Plan Year" shall mean the tax year for purposes of the Code with respect to such U.S. Participant;

  (aa)
  "Purchase Price per Common Unit" has the meaning assigned in Subsection 9.2(b);

  (bb)
  "Redemption Date" has the meaning assigned in Sections 8.1 and 8.2, as applicable, as may be adjusted pursuant to Section 8.3;

  (cc)
  "Section 409A" means section 409A of the Code, as amended (and the regulations promulgated thereunder;

  (dd)
  "Section 409A Deadline" means December 31 of the calendar year preceding the calendar year in which the applicable Annual Board Compensation satisfied in the form of DSUs is earned;

  (ee)
  "Termination of Board Service", in respect of a Participant, means the latest of (i) the date on which the Participant ceases to be a Director or a member of the board of directors of an Affiliate of the Partnership or the General Partner, and (ii) the date on which the Participant ceases to be employed by the Partnership, the General Partner or any of their Affiliates, if applicable. With respect to a U.S. Participant, "Termination of Board Service" shall have the same meaning as a "separation from service" under Section 409A; and

  (ff)
  "U.S. Participant" means a Participant who is a citizen or resident of the United States of America for purposes of the Code or a Participant for whom the compensation subject to deferral under this Plan would otherwise be subject to United States federal income taxation under the Code.

Section 3.    ADMINISTRATION OF THE PLAN

3.1
Except where otherwise expressly provided herein, the Plan shall be administered by the Board and shall be subject to applicable corporate and securities law and policy requirements. All expenses of administration of the Plan shall be borne by the General Partner, including any reasonable brokerage fees relating to the purchase of Common Units under the Plan.

Section 4.    ELIGIBILITY

4.1
The Plan shall apply to all Directors for so long as they continue to serve as members of the Board and have elected to participate in the Plan who are not otherwise employed by the Partnership, the General Partner or any of their Affiliates in any manner (each, a "Participant").

4.2
A Participant who becomes an employee of the Partnership, the General Partner or any of their Affiliates shall cease to receive any further DSUs and Annual Board Compensation effective the date of becoming an employee other than DSUs received pursuant to Section 7.1. DSUs previously credited to such Participant's account shall remain valid and outstanding and shall continue to be governed by the Plan and the Agreement.

Section 5.    EXECUTION OF AGREEMENT

5.1
Each Participant shall, as soon as practicable after the effective date of the Plan or after the date on which such Participant is elected or appointed for the first time, enter into an Agreement with the General Partner substantially in the form of the Agreement set out in Appendix A attached hereto. Such Agreement shall set out certain rights and obligations of the parties with respect to the DSUs which shall, under the Plan, be credited to the account of a Participant and shall remain in full force and effect until all such DSUs shall have been redeemed.

Section 6.    GRANT OF DSUs

6.1
Automatic DSUs

  For each Plan Year, the General Partner shall, for and on behalf of the Partnership, grant Automatic DSUs to each Participant in respect of the Participant's Automatic DSU Amount. Automatic DSUs shall be credited to the Participant on a quarterly basis in equal instalments effective as of the applicable Award Date and calculated in accordance with Section 6.3 below.

6.2
Optional DSUs

(a)
For each Plan Year, each Participant shall have the right to receive Optional DSUs. Optional DSUs granted by the General Partner pursuant to this Section 6.2 shall be credited to the Participant on a quarterly basis in equal instalments effective as of the applicable Award Date and calculated in accordance with Section 6.4 below.

(b)
To elect to receive Optional DSUs pursuant to Subsection 6.2(a) above, a Participant must provide written notice to the Corporate Secretary prior to the commencement of the Plan Year for that grant or, if earlier, by the Section 409A Deadline for U.S. Participants. The Corporate Secretary shall make inquiries on this matter to each Participant no later than 30 days prior to such deadline. A new Participant shall have 30 days following his or her date of appointment/election as a Director to notify the General Partner in writing that he or she wishes to receive Optional DSUs for that same Plan Year; provided, however, that with respect to a U.S. Participant the election to receive Optional DSUs shall be limited with respect to Annual Board Compensation earned after the Participant's election to receive Optional DSUs and such election may be made only if permissible under Treasury Regulation Section 1.409A-2(a)(7).

6.3
Calculating the Number of Automatic DSUs

  The number of Automatic DSUs (including fractional DSUs rounded to the fourth decimal place) to be credited on each Award Date shall be calculated by dividing (i) the portion of the Participant's Automatic DSU Amount that would otherwise be payable to the Participant on the applicable Award Date (subject to determination on a pro-rata basis where a Director is a Participant for only part of the Plan Year) by (ii) the Market Value of a Common Unit on such Award Date.

6.4
Calculating the Number of Optional DSUs

  The number of Optional DSUs (including fractional DSUs rounded to the fourth decimal place) to be credited on each Award Date shall be determined by dividing (i) the portion of the Participant's Optional DSU Amount that would otherwise be payable to the Participant on the applicable Award Date (subject to determination on a pro-rata basis where a Director is a Participant for only part of the Plan Year) by (ii) the Market Value of a Common Unit on such Award Date.

6.5
Discretionary Grants

  The Board may, in its sole discretion and for and on behalf of the Partnership, grant such number of DSUs to a Participant as the Board determines to be appropriate in respect of the services the Participant renders to the Partnership and the General Partner as a member of the Board. All grants of DSUs pursuant to this Section 6.5 shall be in addition to the Annual Board Compensation and any grants of DSUs pursuant to Sections 6.1 and 6.2. The Board shall determine the date on which such DSUs shall be granted and credited to a Participant and such date shall be the Award Date. Notwithstanding the foregoing, with respect to any Participant who is a U.S. Participant, the Board shall exercise this discretion within the time periods required under Section 409A.

6.6
Participant's Account

  The General Partner shall maintain in its books an account for each Participant which records the number of DSUs standing to the credit of the Participant. Upon redemption of DSUs by way of cash payment as provided for under Section 8.4 or by way of receipt of Common Units as provided for under Section 8.5, such DSUs shall be cancelled and the number of DSUs standing to the credit of the Participant shall be reduced to reflect the cancellation of such DSUs. A written statement of the balance of DSUs in the account shall be provided by the General Partner to the Participant on a quarterly basis.

6.7
Vesting

  Unless otherwise specified by the Board, DSUs will be fully vested upon being credited to a Participant's account.

Section 7.    DISTRIBUTION EQUIVALENTS

7.1
On each Distribution Payment Date until the Redemption Date, a Participant's account will be credited with distribution equivalents in the form of additional DSUs (including fractional DSUs rounded to the fourth decimal place) equal to the number determined by dividing: (i) the amount obtained by multiplying the amount of the distribution declared and paid per Common Unit by the number of DSUs in the Participant's account on the record date for the payment of such distribution, by (ii) the Market Value of a Common Unit on that Distribution Payment Date. Such additional DSUs shall be redeemable pursuant to Section 8 at the same time as the underlying DSUs pursuant to which such distribution equivalents are credited hereunder.

Section 8.    REDEMPTION AND PAYMENT OF DSUs

8.1
Notice and Election of Redemption Date

  Subject to Section 8.2 below:

  (a)
  A Participant shall be entitled to redeem all or a portion of his or her DSUs by providing written notice (the "Redemption Notice") to the Corporate Secretary, in the form and manner specified by the Board, following the Participant's Termination of Board Service. For each redemption, a Participant shall elect and indicate on the Redemption Notice a date, which shall be the final Business Day of the first, second, third or fourth calendar quarter following the Termination of Board Service, on which the DSUs shall be redeemed

    ("Redemption Date"), provided that such Participant's DSUs must all be redeemed no later than the final Business Day of the fourth quarter following the Termination of Board Service. By way of example, if a Participant's Termination of Board Service occurs on April 15th, then such Participant's DSUs must all be redeemed no later than the last Business Day in June of the following year.

  (b)
  Any DSUs held by a Participant following the third quarter after the Termination of Board Service will be automatically redeemed by the General Partner on the final Business Day of the fourth quarter following the Termination of Board Service.

  (c)
  In the event of the death of the Participant, the Redemption Notice shall be delivered by the Participant's Beneficiary.

8.2
Mandatory Pre-Election of Redemption Date by U.S. Participants

(a)
Notwithstanding Section 8.1, each U.S. Participant shall provide a written election to the Corporate Secretary prior to the Section 409A Deadline, fixing a single redemption date, which shall be any day that is the last Business Day of the first, second, third or fourth calendar quarter following the Termination of Board Service, in respect of all Automatic DSUs and Optional DSUs credited with respect to Annual Board Compensation to be earned in the next calendar year and any discretionary grants of DSUs made in such year; provided however, that with respect to any newly elected or appointed Director who is a U.S. Participant, such election in respect of DSUs earned in the same year in which he or she becomes a Director may be made within 30 days after becoming a Director to the extent permitted under Treasury Regulation Section 1.409A-2(a)(7). Any redemption date applicable to the DSUs received by a U.S. Participant hereunder shall be the U.S. Participant's "Redemption Date" with respect to those DSUs. To the extent a Participant does not timely elect a Redemption Date, the Redemption Date shall be the last business day of the first calendar quarter following the Termination of Board Service.

(b)
Any written election to the General Partner selecting a Redemption Date following a Termination of Board Service for a U.S. Participant with respect to any DSUs credited prior to 2014 shall remain in effect, notwithstanding the restatement of this Plan.

(c)
Any redemptions hereunder that are subject to, and not exempt from, Section 409A will be delayed if Participant is a "specified" employee under Section 409A until six months after the Participant's separation from service or, if earlier, Participant's death. Delayed payments, if any, will be paid in a lump sum at the expiration of the delay period and any payments not delayed will be paid in accordance with their original schedule.

8.3
Adjustments To Redemption Date

  In the event that any of the following provisions apply, the General Partner shall have the right to adjust the Redemption Date elected by the Participant under Section 8.1 or Section 8.2. In such case, the term "Redemption Date" shall mean the Redemption Date as adjusted in accordance with this Section 8.3. With respect to U.S. Participants, the Redemption Date shall not be extended under this Section 8.3 to a date beyond that permitted under Section 409A.

  (a)
  Unavailable Data.    In the event that the General Partner is unable, by a Participant's Redemption Date, to compute the final number of DSUs credited to such Participant's account by reason that any data required to compute the Market Value of a Common Unit has not been made available to the General Partner, then the Redemption Date shall be the next trading day following the date on which such data is made available to the General Partner.

  (b)
  Undisclosed Material Information.    Without limiting the generality of Section 14.2, subject to Section 8.6 and notwithstanding any other provision of the Plan, if, in the opinion of the Board, in consultation with the Corporate Secretary, there is a material fact or a material change concerning the business and affairs of the Partnership, its Affiliates or Common Units (where "material fact" and "material change" have the meanings given under applicable securities legislation) that has not been generally disclosed to the public on or before the Participant's Redemption Date, the Participant's Redemption Date shall be postponed and no Common Units shall be purchased on behalf of such Participant nor any cash payment be made until such time as, in the opinion of the Board, in consultation with the Corporate Secretary, such material fact or material change has been generally disclosed to the public or has ceased to exist.

8.4
Cash Payment

  The General Partner shall pay the Participant or the Participant's Beneficiary, as applicable, cash equal to the value of the DSUs redeemed as of the Redemption Date, which cash payment shall be determined by multiplying the number of DSUs to be redeemed by the Market Value of a Common Unit on the Redemption Date less any applicable withholdings.

8.5
Common Units in lieu of Cash Payment

(a)
Notwithstanding Section 8.4, a Participant or Participant's Beneficiary, as the case may be, may, by providing written notice to the General Partner, elect to receive Common Units in satisfaction of, and in a number equal to, the number of DSUs recorded in the Participant's account on the Redemption Date, subject to any adjustments pursuant to Section 13 and reduced as necessary to reflect any applicable withholding taxes and other source deductions required by law to be withheld or deducted by the General Partner in connection with the redemption of the Participant's DSUs. Such Common Units shall be purchased in accordance with Section 9.

(b)
Each Participant understands and acknowledges that:

(i)
Any Common Units that may be purchased on the open market and delivered pursuant to this Plan have not been registered under the U.S. Securities Act of 1933 nor under any securities law of any state of the United States of America, and the General Partner, on behalf of the Partnership, has no obligation to register such Common Units, and such Common Units may not be offered or sold in the United States unless registered or an exemption from registration is available; and

(ii)
all certificates representing any Common Units issued pursuant to the redemption of any DSUs under the Plan to Participants, and all certificates issued in exchange for or in substitution of such certificates, may bear a legend indicating that the resale of such securities in the United States of America is restricted and further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it, and it agrees that it is the Participant's responsibility to comply with such restrictions before selling the Common Units upon the original issuance thereof.

8.6
Delivery And Payment Date

  Notwithstanding any other provision of the Plan, all Common Units to be purchased and delivered and all cash payments payable to or in respect of a Participant's DSUs hereunder, shall be delivered or paid in accordance with the Participant's election of a Redemption Date pursuant to Section 8.1 as soon as practicable, but in no event shall such delivery of such cash or Common Units be later than December 31st of the calendar year in which the Redemption Date occurs provided, however, that if the Redemption Date elected falls on the last Business Day in December of a given year, payment shall instead be made during the immediately succeeding January.

Section 9.    PURCHASE OF COMMON UNITS ON THE OPEN MARKET

9.1
Purchases of Common Units pursuant to the Plan shall be made on the open market by the broker designated by the Participant and such broker shall be independent from the General Partner, as determined by the General Partner acting reasonably, and be a member in good standing with the National Association of Securities Dealers (the "Broker"). The Participant may change the designated Broker from time to time. Upon designation of the Broker, or at any time thereafter, the General Partner may elect to provide the designated Broker with a letter agreement to be entered into and executed by the Broker, Participant and the General Partner and such letter agreement would set forth, inter alia:

(a)
the Broker's concurrence to being designated to act for the Participant, to acting for the Participant and dealing with the Participant's account in accordance with customary trade practice with a view to obtaining the best share price for the Participant, and to delivering to the Participant, or his/her representative or

    Beneficiary as the case may be, the unit certificate for the Common Units purchased, upon payment by the General Partner of the purchase price and related reasonable and customary brokerage commission; and

  (b)
  the General Partner's agreement to notify the Broker of the number of Common Units to be purchased and to pay the purchase price and the related reasonable and customary brokerage commission in connection with the purchase of the Common Units, provided however, that no terms of such letter agreement shall have the effect of making the Broker or deeming the Broker to be an agent of the General Partner or an Affiliate of (or not independent from) the General Partner for purposes of any applicable corporate, securities or stock exchange requirement.

9.2
Upon the election by a Participant or Participant's Beneficiary to receive Common Units pursuant to Section 8.5, the General Partner will, as soon as practicable, notify the Broker as to the number of Common Units to be purchased by the Broker on behalf of the Participant on the open market. As soon as practicable thereafter, the Broker shall purchase, on the open market, the number of Common Units which the General Partner has requested the Broker to purchase and shall notify the Participant and the General Partner of:

(a)
the aggregate purchase price ("Aggregate Purchase Price") of the Common Units;

(b)
the purchase price per Common Unit or, if the Common Units were purchased at different prices, the average purchase price (computed on a weighted average basis) per Common Unit ("Purchase Price per Common Unit");

(c)
the amount of any related reasonable brokerage commission, and

(d)
the settlement date for the purchase of the Common Units, which settlement date shall not be later than the date specified in Section 8.6.

9.3
On the settlement date, upon payment of the Aggregate Purchase Price and related reasonable brokerage commissions by the General Partner, the Broker shall deliver to the Participant or to the Participant's representative, the certificate representing the Common Units or if uncertificated, written confirmation that the Common Units are duly registered in book-entry form. Any entitlement to fractional DSUs shall be paid in cash based on the Purchase Price per Common Unit.

Section 10.    AMENDMENTS TO AND SUSPENSION OR TERMINATION OF THE PLAN

10.1
The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part; however, any such amendment, suspension or termination shall not adversely affect the rights of any Participant under any Agreement existing at the time of such amendment, suspension or termination without the consent of the affected Participant.

Section 11.    RIGHTS OF PARTICIPANTS

11.1
Except as specifically set out in the Plan or an Agreement, no Participant or other person shall have any claim or right to any Common Units or any other benefit in respect of DSUs granted under this Plan.

11.2
Under no circumstances shall DSUs be considered Common Units nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Units, nor shall any Participant be considered the owner of Common Units until after the date of the purchase of such Common Units on the open market.

11.3
Neither the Plan nor any grant thereunder shall be construed as granting a Participant a right to be retained as a director of the General Partner or a claim or right to any future grant of DSUs.

Section 12.    DEATH OF PARTICIPANT

12.1
In the event of the death of a Participant, any DSUs then outstanding in such Participant's account shall be redeemable by and payable to the person or persons to whom the Participant's rights in respect of the DSUs shall pass by the Participant's will or applicable law (the "Beneficiary"), all in accordance with the timing and other provisions of Sections 8 and 9, as applicable.

Section 13.    ALTERATION OF NUMBER OF DSUs SUBJECT TO THE PLAN

13.1
In the event that the Common Units are subdivided or consolidated into a different number of Common Units, or a distribution that is payable in Common Units (rather than in cash or in shares at the option of the shareholder) is declared on the Common Units, the number of DSUs then recorded in the Participant's account shall be adjusted to equal the number of Common Units which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Common Units equal to the number of DSUs recorded in the Participant's account on the record date fixed for such distribution, or the effective date of such subdivision or consolidation.

13.2
In the event that the outstanding Common Units are changed into, or exchanged for a different number or kind of securities of the Partnership or of another entity, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, then there shall be substituted for each Common Unit referred to in the Plan, the kind of securities into which each outstanding Common Unit shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Participant's account. Any such adjustment will be reasonably determined by the Board and will be effective and binding for all purposes.

13.3
In the event there is any distribution to all or substantially all the holders of Common Units of:

(a)
equity interests of any class other than Common Units and other than equity interests distributed as a dividend which may be paid in shares at the option of the unitholder;

(b)
rights, options or warrants other than rights, options or warrants to subscribe for or purchase Common Units (or securities convertible or exchangeable into Common Units) for a period of not more than 45 days at a price per Common Unit (or having a conversion or exchange price per Common Unit) of not less than 95% of the Market Value of a Common Unit on the record date for such distribution;

(c)
instruments of indebtedness of the Partnership; or

(d)
assets (excluding distributions paid in the ordinary course),

  then, in each such case, an equitable adjustment shall be made in the number of DSUs then recorded in a Participant's account, such adjustment will be reasonably determined by the Board and will be effective and binding for all purposes.

13.4
In the case of any substitution, change or adjustment as provided for in this section, the variation shall generally require that the dollar value of the DSUs then recorded in the Participant's account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such dollar value after the variation. The "dollar value" for this purpose means the number of DSUs recorded on the day immediately prior to the date such substitution, change or adjustment is made multiplied by the Market Value of a Common Unit determined on that same day.

13.5
In the event that, at the time contemplated for the purchase of Common Units under the Plan, there is no public market for the Common Units or for securities substituted therefor as provided by this section, the obligations of the General Partner under the Plan shall be met by a payment in cash in such amount as is reasonably determined by the Board to be fair and equitable in the circumstances.

13.6
Notwithstanding any other provision of the Plan, in no event shall any amount be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no DSUs will be granted nor will any credit be made to Participant's account under the Plan to compensate for a downward fluctuation in the price of the Common Units, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

Section 14.    MISCELLANEOUS

14.1
Effect of Headings

  The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

14.2
Compliance with Applicable Laws

  Any obligation of the General Partner with respect to the Common Units pursuant to the terms of the Plan is subject to compliance with all applicable laws and the rules of any stock exchange on which the Common Units are listed. Should the General Partner determine that it is not feasible to arrange for purchase and delivery of Common Units to the Participant to satisfy the redemption of DSUs in accordance with Section 8.5 by reason of any such laws, such obligation shall be satisfied by means of an equivalent cash payment, calculated in accordance with the provisions of Section 8.4. The Participant shall comply with all laws and furnish the General Partner with any and all information and undertakings as may be required to ensure compliance.

14.3
Currency

  Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America.

14.4
Withholding Taxes and Source Deductions

  The General Partner shall be entitled to deduct any amount of withholding taxes and other withholdings from any amount paid or credited hereunder, which taxes shall reduce the amounts to which the Participant is entitled.

14.5
Non-Transferability

  In no event may the rights or interests of a Participant under the Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a Beneficiary upon death of a Participant, by will or by the laws of succession and distribution.

14.6
Successors and Assigns of the General Partner

  The Plan shall be binding on all successors and assigns of the General Partner and in this regard, a corporate successor to the General Partner shall assume the obligations of the General Partner hereunder (including, if applicable, substituting its shares for the Common Units for the purposes of this Plan) upon notice to the Participants, provided such assumption has been authorized by the Board.

14.7
Unfunded Plan

  Unless otherwise determined by the Board, the Plan shall be unfunded. To the extent that any person holds any rights by virtue of an election under the Plan, such rights, unless otherwise determined by the Board, shall be no greater than the rights of an unsecured general creditor of the General Partner.

14.8
Section 409A

  With respect to U.S. Participants, the Plan shall be interpreted in accordance with the requirements of Section 409A.

14.9
Severability

  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

14.10
Governing Law

  The Plan shall be governed by, and interpreted in accordance with, the laws in force in the State of Delaware.

 APPENDIX A

DEFERRED SHARE UNIT AGREEMENT

THIS AGREEMENT is made effective this                      day of                                                , 20          ,

B E T W E E N:

    TC PIPELINES GP, INC., a corporation

        incorporated under the laws of the State of Delaware having its registered office in Wilmington, Delaware

    (hereinafter called the "General Partner")

    AND

    [NAME OF PARTICIPANT], residing at

        [Address]
        [City, State]

    (hereinafter called the "Participant")

PURSUANT TO THE DEFERRED SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS OF THE GENERAL PARTNER AS AMENDED FROM TIME TO TIME (THE "PLAN") AND FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.
This Agreement sets out the terms, conditions and restrictions which, together with the terms, conditions and restrictions set out in the Plan, shall govern the rights and obligations of the parties with respect to all of the DSUs which shall be credited to the Participant's account under the Plan, as well as with respect to the delivery of Common Units to the Participant in compliance with the terms of the Plan. Defined terms not otherwise defined herein shall have the same meaning as in the Plan.

2.
As set out in Section 9 of the Plan, the Broker shall be designated by the Participant. Any designation shall include the name and address, telephone and fax numbers of the Broker and shall be notified to the General Partner in accordance with Section 3 of this Agreement.

3.
Any notices to the General Partner under this Agreement shall be sent to the address indicated below unless notice of change of address is given by the General Partner to the Participant in accordance with this Section 3. Any notices to the Participant under this Agreement shall be sent, and the delivery of Common Units in respect of DSUs, if any, shall be made to the address indicated below unless notice of change of address is given by the Participant to the General Partner in accordance with this Section 3. Any notices under this Agreement or the Plan shall be made by registered mail, facsimile, courier service or personal delivery as follows:

  with respect to the General Partner:

  450 – 1st Street SW
  Calgary, Alberta  T2P 5H1
  Attention: Corporate Secretary
  Facsimile number: (403) 920-2460

  with respect to the Participant:

  Mr./Ms.[Name]
  [Address]
  [City, State, Zip Code] United States
  Facsimile number: (    •    )    •

4.
In case of any conflict between the text of the Plan and the text of this Agreement, the text of the Plan shall govern.

5.
The General Partner and the Participant hereby agree to comply with terms of the Plan as it may be amended from time to time. Within 30 days of the date on which any Plan amendment becomes effective, the General Partner shall provide the Participant with an amended copy of the Plan together with a memo outlining the amendments made. The Participant also agrees to comply with any and all applicable laws and policies of regulatory authorities, to furnish to the General Partner any and all information and undertakings as may be required to permit compliance by the Participant or the General Partner with any such laws and to consent to any revisions of the Plan and this Agreement as may be required to permit compliance by the General Partner with any such laws and policies or as the General Partner determines to be necessary or desirable.

6.
The Participant understands that there may be restrictions on the Participant's right to sell the Common Units related to any DSUs within the United States of America and accordingly, agrees not to do so without prior discussion with, and approval by, the General Partner.

7.
This Agreement shall be governed by and interpreted in accordance with the laws in force in the State of Delaware.

8.
In connection with the Participant's execution of this Agreement, the Participant acknowledges and delivers to the General Partner each of the representations and warranties set forth in Schedule 1 hereto, which is incorporated in and forms part of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed these presents as of the day and year first written above.

TC PIPELINES GP, INC.

[NAME OF PARTICIPANT]	Per:

Witness	Per:

 SCHEDULE 1

In connection with the DSUs to be credited to the Participant's account and the Participant's receipt of Common Units under the Plan, the Participant hereby represents, warrants and certifies to the General Partner that:

1.
The Participant will receive the DSUs and any related Common Units for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein that would violate the United States Securities Act of 1933.

2.
The Participant agrees that the certificates representing any Common Units delivered under the Plan (and, until the transfer agent for the Common Units is otherwise advised by the General Partner, any certificates issued in exchange or substitution for or on registration of transfer of such securities) shall, at the request of the General Partner, bear the following legend:

          "THE COMMON UNITS EVIDENCED BY THIS UNIT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). ACCORDINGLY, THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION THEREFROM."

3.
The Participant has been afforded an opportunity to ask questions and receive answers concerning the terms and condition of the Plan and to obtain such additional information with respect to the Partnership and the Plan as the Participant has requested.

4.
The Participant is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

QuickLinks

  Exhibit 10.19
TC PIPELINES GP, INC. DEFERRED SHARE UNIT PLAN FOR NON-EMPLOYEE DIRECTORS (2013)
APPENDIX A DEFERRED SHARE UNIT AGREEMENT
SCHEDULE 1